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                                                                    EXHIBIT 10.2

                            TECUMSEH PRODUCTS COMPANY
                      LONG-TERM INCENTIVE EQUITY AWARD PLAN

                                 AWARD AGREEMENT
                                (PHANTOM SHARES)

     Agreement made effective ____________, 20__ (the "Grant Date") between Tecumseh Products Company, a Michigan corporation (the "Company"), and ________________________ (the "Employee").

     This Agreement confirms the grant of a Phantom Share Award pursuant to and subject to all the terms and conditions of the Tecumseh Products Company Long-Term Incentive Cash Award Plan, as it may have been and in the future may be amended in accordance with its terms (the "Plan"). In this Agreement capitalized terms that are used without separate definition have the meanings given to them in the Plan.

     The Phantom Shares awarded and their vesting date are as follows:

     -    Number of Phantom Shares: _________

     -    Vesting Date: _________, 20__

     As soon as reasonably practicable after the vesting date, subject to the terms and conditions of the Plan, the Company will pay the Employee an amount in cash equal the product obtained by multiplying:

          (a) the Fair Market Value of one share of Class A stock on the vesting date; times

          (b) the number of Phantom Shares that are the subject of this Award.

     In no event will payment be made later than the 15th day of the third month following the end of the Company's taxable year in which the amount vests.

     The Company will be entitled to deduct from the amount payable to the Employee any sums required by federal, state, or local tax law to be withheld with respect to the vesting of the Phantom Shares or payment of this Award.

     The Phantom Shares awarded under this Award Agreement will vest on the Vesting Date unless a Termination of Employment occurs before the Vesting Date. The Employee's rights in unvested Phantom Shares will lapse upon the Employee's Termination of Employment before the Vesting Date unless otherwise expressly provided in an Management Contract, in which event the terms of the Management Contract will be given effect.

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     The Employee's signature below indicates the Employee's acknowledgement that the Employee has received and read a copy of the Plan. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

TECUMSEH PRODUCTS COMPANY               EMPLOYEE:


By:
    ---------------------------------   ----------------------------------------
    [Name]                              [Name]
    [Title]


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